UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 30, 2005

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-51321	98-0430762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

 Sun Life Plaza, Suite 1600, 144-4th Avenue SW, Calgary, Alberta, Canada T2P3N4
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (403) 269-2129

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 2, 2005, Triangle Petroleum Corporation (the “Company”), sold an aggregate of 2,000,000 shares of its common stock to Ron Kinniburgh, pursuant to a Securities Purchase Agreement, for which the investor paid $20,000. On June 30, 2005, the Company entered into an agreement with Mr. Kinniburgh, pursuant to which Mr. Kinniburgh agreed to return the 2,000,000 shares of common stock to the Company in exchange for the return of his original purchase price of $20,000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
10.1	Letter Agreement dated as of June 30, 2005 by and between Triangle Petroleum Corporation and Ronald B. Kinniburgh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIANGLE PETROLEUM CORPORATION

	BY:	/s/ Mark Gustafson
Mark Gustafson, President and Chief Executive Officer
Dated: July 6, 2005